Exhibit 99

Exhibit 99 PSEG Investor Update Leading toward a sustainable future November 2024

PSEG Investor Update November 2024 Forward-Looking Statements Certain of the matters discussed in this presentation about our and our subsidiaries_ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute _forward-looking statements_ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management_s beliefs as well as assumptions made by and information currently available to management. When used herein, the words _anticipate,_ _intend,_ _estimate,_ _believe,_ _expect,_ _plan,_ _should,_ _hypothetical,_ _potential,_ _forecast,_ _project,_ variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects; the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits; any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; disruptions or cost increases in our supply chain, including labor shortages; any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas; failure to attract and retain a qualified workforce; increases in the costs of equipment, materials, fuel, services and labor; the impact of our covenants in our debt instruments and credit agreements on our business; adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements; any inability to enter into or extend certain significant contracts on terms acceptable to us; development, adoption and use of Artificial Intelligence by us and our third-party vendors; fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate nuclear fuel supply; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel; any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned; our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program; adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks; changes in federal and state environmental laws and regulations and enforcement; delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and changes in tax laws and regulations. All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. 2

PSEG Investor Update November 2024 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG_s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies. PSEG also includes forward-looking estimates of non-GAAP Operating Earnings, non-GAAP Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) and non-GAAP Funds From Operations (FFO), including the non-GAAP ratio FFO/Debt, in this presentation. Non-GAAP EBITDA excludes the same items as our non-GAAP Operating Earnings measure, as well as income tax expense (except for production tax credits (PTCs)), interest expense and depreciation and amortization. Non-GAAP FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Non-GAAP Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation. Non-GAAP EBITDA and non-GAAP FFO, as referenced in this presentation, may not be comparable to similarly titled measures used by other companies. Given the forward-looking nature of non-GAAP Operating Earnings, non-GAAP Adjusted EBITDA and non-GAAP FFO estimates and our inability to project certain reconciling items that would be excluded from the most directly comparable GAAP measures _ such as MTM and NDT gains (losses), with respect non-GAAP Operating Earnings and non-GAAP EBITDA; working capital (including accounts receivable/payable, cash collateral), adjustments to Net Income/(Loss) (including changes in regulatory assets/liabilities, deferred taxes) with respect to non-GAAP FFO and non-GAAP debt and imputed debt (including unfunded pension obligation) with respect to non-GAAP debt—due to the volatility, complexity and low visibility of these items, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results. Guidance included herein is as of November 4, 2024. From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this communication. 3

PSEG Investor Update November 2024 [Graphic Appears Here] Public Service Enterprise Group

PSEG Investor Update November 2024 PSEG 2024: An improved business mix and platform for predictable growth [Graphic Appears Here] PSE&G Regulated Operations Represent ~90% of PSEG’s non-GAAP Operating Earnings Over Next 5 Years NJ_s Largest T&D Utility: Million Electric and Million Gas Customers [Graphic Appears Here] 5

PSEG’s Powering Progress Vision: Powering a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever Operational Excellence: Best-in-class utility and exemplary nuclear performance Financial Strength: Solid balance sheet to fund our growth objectives No new equity required to support 5-year capital plan through 2028 Solid investment grade ratings supported by credit metrics that allow for incremental investment PTC provides long-term certainty and downside price protection for Nuclear Cost control supports customer affordability with favorable regional comparisons Disciplined Investment: >90% of capital allocation through 2028 to PSE&G and other regulated investments, aligned with energy transition policies Investments to modernize utility infrastructure – Energy Strong, “Last Mile” reliability, GSMP Investments to support decarbonization – Energy Efficiency, EV, AMI, Solar and other Recently awarded investment into competitively bid regulated transmission 6

PSEG Financial Outlook: More Predictable, Well Positioned for the Future Settled Major Regulatory Filings in 2024 Achieved balanced settlement of first distribution base rate case in six years; Recovered all prudent investments; Maintained favorable regional affordability profile Clean Energy Future - Energy Efficiency II settlement approved for $3B spend over 6 years Retained Carbon Free Nuclear Fleet PTC provides downside price protection through 2032 Enhances PSEG Power & Other cash flow visibility and predictability Exited Merchant Fossil/Offshore Wind Generation Completed sale of 25% equity stake in Ocean Wind 1, recouped full investment Achieved Reduction of Pension Variability BPU approved new pension mechanism “Lift-out” of $1 billion of PSEG Power & Other pension obligations BPU pension accounting order helps reduce volatility in PSE&G earnings PSE&G Conservation Incentive Program Decoupling of volumes from revenues supportive of widespread adoption of EE investments PSE&G Transmission Formula Rate Provides timely recovery of capital investments PSE&G’s Robust Capital Program Long-term visibility from infrastructure replacement and support of NJ’s decarbonization efforts PSEG Financial Strength Solid balance sheet enables funding of 5-year capital investment program without new equity Compelling Risk-Adjusted Return Opportunity Continued opportunity for consistent and sustainable dividend growth Supports our long-term non-GAAP Operating Earnings growth outlook of 5%-7% through 2028 7

PSEG’s Solid Long-term Growth Outlook has Meaningful Upside Potential Higher/Expanded Regulated Investment in Clauses Gas System Modernization Program III - potential for incremental in-state resiliency investment Electric System Infrastructure Advancement Program (IAP) – next phase of Energy Strong Regional Competitive Transmission Projects Clean Energy Future Programs PSE&G Higher Demand Related Capital Premium Power Price Opportunities Above PTC Physical Upgrades to Nuclear to Increase Output Alternative Energy Investment Opportunities 2024 PJM Window 1 Solicitation Future PJM Transmission Window Solicitations Clean Energy Future – EV Medium & Heavy Duty Clean Energy Future – Battery Storage New business potential driven by new data center inquiries and electric transition Co-located data center deal potential at Artificial Island Other nuclear power purchase agreement Energy & capacity market price escalation Capacity Uprates Nuclear Fuel Cycle Extension Nuclear License Extension NJ Pre-Build Infrastructure Solicitation NJ SAA Offshore Wind Transmission (Grid at Sea) Build Hydrogen opportunities

PSEG Investor Update November 2024 PSEG Growth Opportunities Aligned with Energy Transition Policies Significant events (i.e., the Northeast Blackout of 2003 and Superstorm Sandy) have driven policy changes and led to investment opportunities Future investment will address growing demand for electrification and need for an even more reliable grid, all aligned with New Jersey and federal energy policies Key State Policies Key Federal Policies • NJ Governor signed legislation adopting $500M of tax incentives • Inflation Reduction Act (2022) to attract new investment in Artificial Intelligence (AI) to NJ (2024) • Infrastructure Investment and Jobs Act (2021) • BPU issued 2nd triennium Energy Efficiency framework (2023) • PIPES Act (2020) Supports Replacement of Aged Gas Pipeline Infrastructure • February 2023 NJ Governor’s Executive Orders advance 100% Clean Energy by 2035 (#315); prioritize Electrification of Building Sector (#316), and initiate Stakeholder Proceeding on Future of Natural Gas Utilities (#317) • BPU Order for Energy Efficiency Adoption (2020) • NJ Energy Master Plan (2020) • NJ Clean Energy Act (2018) • NJ Zero Emissions Certificate Law (2018) 9

PSEG Investor Update November 2024

# PSEG: Key Assets and Leadership

## PSE&G – Best-in-Class Regulated Electric & Gas T&D Utility Focused on Affordability, Reliability and Customer Satisfaction

- Top quartile safety performance
- Recipient of PA Consulting 2023 ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for 22 consecutive years
- #1 in Customer Satisfaction with Residential and Business Electric Service in the East among Large Utilities by J.D. Power in 2023*
- Robust pipeline of regulated investment opportunities
- Residential electric bills are average for the region
- Residential gas bills are the lowest in the region
- Award-winning Solar, Energy Efficiency, and EV programs
- Awarded 2024 ENERGY STAR® Partner of the Year for Sustained Excellence

## PSEG Power & Other

- Solid nuclear operations with exemplary ratings on all units, gas supply operations benefiting PSE&G customers, and PSEG Long Island
- Nuclear fleet consisting of 3,761 MW carbon-free, baseload assets with a PTC stabilized revenue stream and opportunities for low-cost uprates and other enhancements
- Supporting revenues from Gas Operations, PSEG Long Island, and other investments offset by Parent interest

## PSEG's Workforce of ~12,500 Engaged Associates Led by an Experienced Management Team with Continuity

- CEO, CFO, GC, Presidents of PSE&G and PSEG Nuclear have an average of ~25 years of service with PSEG in a variety of roles
- Strong union partnerships with our six unions and the ~7,700 employees they represent:
  - In May 2023, PSEG reached new four-year labor agreements with all unions representing employees in New Jersey
  - In November 2023, PSEG Long Island reached a new four-year labor agreement

** PSE&G received the highest score in the East Large segment of the J.D. Power 2023 U.S. Electric Utility Residential and Business Customer Satisfaction Study of electric utility satisfaction among residential and business customers. Visit jdpower.com\awards for more details.*

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PSEG Investor Update November 2024 PSEG: Financial Strength to Achieve Strategic Plan Long-Term Non-GAAP Operating Earnings Growth Outlook of 5%-7% for 2024-2028 Primary contributor is PSE&G’s growth over this 5-year period Rate Base CAGR of 6%-7.5% driven by expanded capital program starting from a 10% higher Rate Base at YE 2023 vs YE 2022 Nuclear revenues at PTC threshold level offer stability that supports long-term growth outlook Robust Regulated Capital Investment Plan Updated to $18B-$21B for 2024-2028; total PSEG capital plan of $19B-$22.5B Clean Energy Future—Energy Efficiency II (CEF-EE II) filing approved for ~$3 billion to be spent over a six-year period to deliver energy efficiency programs and measures to help New Jersey residents and businesses save energy, reduce utility costs and lower carbon emissions Expansion of current investments focused on system modernization, “Last Mile” reliability and clean energy programs, reflecting long runway of infrastructure investments, decarbonization and electrification opportunities Solid Balance Sheet Supports 5-year capital plan with no new equity or required asset sales through 2028 Solid investment grade credit ratings with improved business mix Indicative Annual Dividend Rate for 2024 Increased $0.12 Per Share over 2023* “ Opportunity for consistent, sustainable growth Compelling Growth Profile of PSE&G, Complemented by PSEG Power & Other_s Nuclear PTC Enhanced Outlook *All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. 11

PSEG Investor Update November 2024 PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service, at lower cost [Graphic Appears Here] [Graphic Appears Here] * Peers and Overall Residential Customer Satisfaction from the East Large segment of the J.D. Power 2022 U.S. Electric Peers subset of SNL Energy Electric and Diversified Utilities with > 500,000 customers operating in CT, DE, MD, NY, NJ or PA Electric Utility Residential Customer Satisfaction Study of customers’ satisfaction with electric utility residential services Gas Peers LDCs operating in CT, MD, NJ, NY or PA with > 500,000 customers. and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction of customers’ satisfaction with natural gas residential services. Excludes PSEG Long Island for Electric and Eversource Energy and National Grid for Gas. 12 Note: Data and analytics for O&M and A&G Cost provided by S&P Global Market Intelligence. Leaks/Mile from PHMSA annual data. Data from 2022.

PSEG Investor Update November 2024

# PSEG Provides a Compelling Value for Our Communities

## NJ Spend


~$1.7B
~$1.8B
~$2.1B
~$2.6B
2020
2021
2022
2023

*Substantial investment in New Jersey economy*

## U.S. Diversity Spend


~$0.6B
~$0.8B
~$1.0B
~$1.1B
2020
2021
2022
2023

*Continued growth in spending with diverse businesses*

## Corporate Citizenship & Economic Development

- **Recognized as One of America's Most Responsible Companies** *(Newsweek 2023)*
- **Choose NJ** – CEO is Chair of leading NJ economic development group that supports NJ interests in international/domestic trade, businesses and industries
- **Clean Energy Jobs Program** – Placed more than 2,600 individuals [(1)] in clean energy jobs since its inception, helping to build a skilled workforce that supports both economic and environmental progress in New Jersey
- **PSEG's Corporate Citizenship** prioritizes environmental sustainability, social justice and equity, and focuses on creating a positive impact in the communities we serve
- **With over $12M in giving in 2023, the PSEG Foundation and Corporate Social Responsibility** support strategic partnerships and activities, charitable giving as well as in-kind donations, and a robust employee-giving program
- **Over 3,000 employees volunteered ~24,000 hours in 2023** with hundreds of local organizations, and PSEG executives serving on boards of 60 non-profits
- **Offshore Wind Port** – Provided land and support for permitting and development

*(1) As of September 30, 2024.*

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PSEG Investor Update November 2024

# PSEG Provides a Compelling Value for the Environment

## Environmental Targets

- Net-zero for operations (Scope 1 and 2 emissions) by 2030
- PSEG continues to maintain its three-prong climate vision, including producing carbon-free energy, reducing GHG emissions operations and enabling the low-carbon transition to support economy-wide decarbonization
- Methane emissions – ~27% reduction from 2018 levels through GSMP
- Energy Efficiency – PSE&G on path to achieve EE savings targets established by the BPU (2% for electric and 0.75% for natural gas)
- Electrifying transportation – Clean Energy Future–EV and the IAP focus on make-ready investments; targeting broad introduction of EVs into PSE&G fleet by 2030

**Half** of our 5-year capital spending plans address greenhouse gas emission reductions, climate and storm adaptation, preparing the grid for clean energy transition and electrifying transportation

## Dow Jones Sustainability North America Index – 16th year in a row

## Carbon-Free, Baseload Generating Fleet

- Carbon-free, nuclear generating fleet
- Preserved New Jersey's carbon-free, baseload nuclear generation resource
- PSEG Power has retired or divested all coal and fossil-fired generation

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PSEG Provides a Compelling Value for Our Investors P/E Rolling average 2nd and 3rd year expectations PSEG Investor Update November 2024 12.5 15.0 17.5 20.0 22.5 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 PSEG Peer Avg Top Quartile Avg Investment Proposition Return Opportunity Non-GAAP Operating Earnings Growth Rate Outlook 2024E-2028E 5% - 7% Dividend Yield 2.7%* Total Potential Shareholder Return 7.7% - 9.7% Improved business mix and visible earnings growth: Regulated investment opportunities in decarbonization of NJ economy and electrification of transportation and buildings Broader opportunities in competitively bid regulated transmission due to recent DOE study and PJM fast track proceeding Unique asset class of carbon-free baseload nuclear fleet with PTC stabilized price beginning January 2024 De-risked long-term growth outlook from visible, long-term investments Nuclear operations provide added flexibility to fund PSEG’s 5-year capital spending plan without the need to issue new equity or sell assets Dividend yield as of 9/30/2024.

PSEG Investor Update November 2024 [Graphic Appears Here] Public Service Electric & Gas

PSEG Investor Update November 2024 PSE&G _ A Single State, Dual Jurisdiction Utility [Graphic Appears Here] [Graphic Appears Here] 1 Customer and Sales Mix data are as of year-end 2023. 17 * Annual customer growth uses 2018 as base year. **Gas Firm sales only. *** Excludes CWIP. Year-end CWIP 2023 and 2022 balance was ~$1.3B.

PSEG Investor Update November 2024 Top Safety and Reliability Performance Metrics Driven by Nonstop Focus on Continuous Improvement [Graphic Appears Here] * * * Consistent top performance Sustained top decile performance Open year-end gas leaks in OSHA recordable incidence in electric reliability results reduced by 59% from 2018 Top Decile 1st Quartile 2nd Quartile 3rd Quartile PSE&G Benchmarks based on panels of comparable US utilities. 18 * We anticipate percentile information for 2023 to be available at the end of this year.

PSEG Investor Update November 2024 PSE&G_s Residential Electric Bills Are Average for the Region and Residential Gas Bills Are the Lowest of All Regional Peers [Graphic Appears Here]

PSEG Investor Update November 2024 PSE&G Combined Bills ~3% of Median NJ Income, Favorable _Share of Wallet_ vs. Lower-Cost Regions [Graphic Appears Here] Based on a typical residential electric and gas customer, using electric rates as of June 1 and gas rates as of January 1. The current electric customer uses 683 kilowatt-hours per summer month and 6,700 kilowatt-hours on an annual basis and a current gas heating customer uses 172 therms per winter month and 1,040 therms on an annual basis. Notes: NJ Median income source https://fred.stlouisfed.org/series/MEHOINUSNJA646N. 2024 is not available, therefore assume 3% annual increase over 2023. Income level of USF, the lowest threshold of the three low-income programs, is 175% of the Federal Poverty Line. Assumes the customer also qualifies for LIHEAP and Lifeline. 2022 results were adjusted to normal levels of customer assistance, which was elevated in 2022 due to funds received through the American Recovery Plan. 20 (2) ‘Current’ represents rates as of October 15, 2024, and maintains the same income and benefit levels as 2024E.

PSEG Investor Update November 2024 National Residential Customer Share of Wallet – (percent of income) Mississippi West Virginia Arkansas Kentucky Georgia Alabama Louisiana Maine Oklahoma New York South Carolina Connecticut Tennessee Michigan Florida Indiana North Carolina Texas Vermont Kansas New Hampshire Rhode Island Pennsylvania Missouri South Dakota Illinois Virginia New Mexico North Dakota Iowa Ohio Wyoming Nevada Arizona Wisconsin Delaware Nebraska Massachusetts Montana Minnesota Idaho New Jersey Washington Maryland Oregon Colorado California PSEG Utah Electricity Natural Gas PSEG has demonstrated top decile affordability nationwide while being a perennial reliability leader Sources: State Electric and Gas data for 2022 sourced from the Energy Information Administration (EIA). PSEG Natural Gas was supplemented with data from American Gas Association (AGA). Income data for 2022 sourced from the Federal Reserve Economic Data.

PSEG Investor Update November 2024 Regulated planned capital spending range increased by >$2B for 2024-2028 reflecting expanded Clean Energy, electric reliability and electrification needs at PSE&G, and inclusion of a competitively bid transmission project Regulated Capital Spending and Rate Base CAGR 2024 vs. Prior Plan New Capital Spending Plan Prior Capital Spending Plan $18B-$21B 22 $16B-$18.5B Rate Base CAGR 6%-7.5% 20 Rate Base CAGR 6%-7.5% 18 16 14 ( $ Billions) 12 10 8 6 4 2 0 2023-2027E Capital Spending Plan 2024E-2028E Capital Spending Plan Transmission Electric Gas Utility Clean Energy Transmission Non-PSE&G* Low to High Investment Range* * Consistent Rate Base CAGR driven by expanded capital program starting from a 10% higher Rate Base at YE 2023 vs YE 2022 Includes AFUDC. CEF-EC/AMI is included in Electric. * The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM on December 11, 2023, will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. ** The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental PSE&G investment that may occur for programs related to gas and electric modernization, energy 22 efficiency, energy storage, electric vehicles and solar.

PSEG Investor Update November 2024 Regulated 5-Year Capital Investment Plan of $18B-$21B is Driven by System Modernization and NJ’s Decarbonization and Energy Policy Goals [Graphic Appears Here] 2024E 2025E 2026E 2027E 2028E Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G* Low to High Investment Range** December ‘23-‘27 Low December ‘23-‘27 High Includes AFUDC. CEF-EC/AMI is included in Electric. The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM on December 11, 2023, will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental PSE&G investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar. 23

PSEG Investor Update November 2024 Regulated Rate Base Growth Delivers Improved Reliability, Enhanced Resiliency, Increased Customer Satisfaction, and Lower Emissions [Graphic Appears Here] 2023 2024E 2025E 2026E 2027E 2028E 2033E Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G* Low to High Investment Range** Includes AFUDC. CEF-EC/AMI is included in Electric. The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM on December 11, 2023, will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental PSE&G investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar. 24

PSEG Investor Update November 2024 Transmission Investment is Focused on 69kV Upgrades to Support Future Electrification Efforts Transitioning from large end-of-life projects to 69kV conversion/expansion and new stations to improve reliability, address aging system and load growth including future electrification efforts Lifecycle investments focused on overhead conductor and pipe cable replacements and upgrades Generation topology changes due to retiring plants and interconnections/ upgrades for OSW transmission and other renewables Broader opportunities in transmission due to recent DOE study and PJM fast track proceeding, including competitively bid opportunities addressing reliability needs Annual formula rate incorporates forward test year, eliminates investment and cost recovery lag, which provides predictable earnings growth [Graphic Appears Here] 25

PSEG Investor Update November 2024 Electric Distribution Investment is Focused on System Modernization Providing Long Runway of Investment Opportunities and Maintains Our Best-in-Class Reliability We will build on the success of programs like Energy Strong and Infrastructure Advancement Program to meet current and future needs of our customers, including investments for: “Last Mile” – Modernize circuits via targeted replacement of a myriad of asset types to support reliability, hardening and future electrification Station Upgrades – Modernize or eliminate aging electric distribution substations and switchgear to support EV/DER growth and address expanded security requirements [Graphic Appears Here] [Graphic Appears Here] Outside Plant Construction Community Needs – Expertise in tailoring station design to harmonize with our communities Technology – AMI, new enhanced capacitor banks and other technology to enable capabilities for remote monitoring and system control to support EV/DER integration, urban networks and cost reductions Madison Street Substation 26

PSEG Investor Update November 2024 Gas Distribution Investment is Focused on Infrastructure Replacement that Accelerates Emission Reduction Benefits [Graphic Appears Here] [Graphic Appears Here] GSMP main replacement GSMP II extension settlement approved in October 2023: ~$900M, 2-year extension (January 2024 – December 2025) ~$750M accelerated clause-based recovery and $150M stipulated base Replacement of a minimum of 400 miles of main Sustains the thousands of jobs and skilled workforce created under GSMP II GSMP III filing, including RNG and Hydrogen projects: Parties scheduled to reconvene by no later than January 31, 2025; if approved, work would commence in January 2026 Future GSMP+ Assumption=GSMP II extension run rate and current base capital plan continues until all eligible remaining CI/US mileage is replaced. * Methane reductions starting from 2011 when greenhouse gas emissions were required to be reported by the U.S. EPA for gas distribution companies. 27 * Reduction forecast is based on current 40 CFR 98, Subpart W. This forecast does not include regulatory and calculation changes reflected in the revised 40 CFR 98, Subpart W released by the U.S EPA on May 6, 2024.

PSEG Investor Update November 2024

# PSE&G's Award-Winning Clean Energy Future Programs Are Delivering Benefits to Customers and Rate Base Growth

## ENERGY EFFICIENCY

**BPU approved total programs since inception ~$3.2B investment + ~$1B for on-bill repayment financing**

**Programs for Residential and C&I Customers including low-income, multi-family, small business and local government**
**For 2025, new program offerings in Building Decarbonization & Demand Response**

- Existing CEF-EE program on target
- BPU approved 30-month CEF-EE II program, ~$1.9B + ~$1B in on-bill repayment, effective January 1, 2025
- Winner of over 40 awards for Energy Efficiency and Clean Energy Jobs programs

## ENERGY CLOUD "AMI"

**BPU approved $707M investment**

**"Smart meters," new software and product solutions to improve PSE&G processes and better manage the electric grid**

- Program on target with 2.1 million meters in service to date (1)
- Foundation for better customer service by providing customers granular usage information, automated reconnections and faster outage detection

## ELECTRIC VEHICLES

**BPU approved $166M investment**

**Residential Smart Charging, Level 2 Mixed-Use Charging, and Public DC Fast Charging (Make-Ready)**

- Program on target, enrollments increasing due to education, outreach and supply chain improvements with ~18,000 chargers energized to date and an additional 8,000+ chargers in the application queue (1)
- Program recognized with Plug-In America Utility Award and EVgo Charging Hero Award
- BPU to address Medium and Heavy-Duty EVs in future Rules proposal


Solar Panels
LED Lighting
Smart Thermostats
Smart Outlets and Power Strips
Air Purifiers
Smart Home Hub
Smart Appliances
Energy Storage
EV
EV Charger (Make-Ready)
AMI Smart Meter

PSE&G's Clean Energy Jobs Program has supported more than 2,600 unemployed and underemployed people from low-to-moderate income areas secure clean energy careers (1)

*(1) As of September 30, 2024.*

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PSEG Investor Update November 2024 CEF-EE II Filing Approved Investments Expected to Save Customers $4B in Utility Bills and Avoid 10 Million Metric Tons of Carbon Emissions Highlights • CEF-EE II settlement approved by BPU in October 2024 for ~$3B, which includes investments of $1.9B and on-bill repayment financing of $1B, both in rate base • Investments will be made over a 6-year period for projects committed between January 2025 to June 2027 • Investments in energy efficiency projects will be amortized over 10 years, with an ROE of 9.6% • New program cycle to help achieve NJ clean energy annual reduction targets of 2% reduction in electric usage and 0.75% reduction in natural gas usage set forth in the 2018 Clean Energy Act and BPU’s EE framework orders • Eight of the programs will continue to focus on PSE&G’s comprehensive EE offerings while two new programs will target building decarbonization and demand response • Programs designed to help residential and business customers reduce their energy usage, bills and carbon footprint while supporting economic growth in NJ • Investments are expected to create and sustain ~3,500 direct jobs annually across multiple sectors 29

PSEG Investor Update November 2024

# PSE&G's Proposed Energy Efficiency Offerings: An Expanded Suite of Ten Residential, C&I, and Multifamily & Other programs

| | Program | Description |
|---|---|---|
| Residential Programs | Energy Efficient Products | Offers incentives and on-bill repayment (OBR) for energy efficient equipment and appliances. |
| Residential Programs | Whole Home | Provides comprehensive residential energy efficiency assessment and installation services to provide 'one-stop shop' for all applicable energy efficiency and decarbonization upgrades for PSE&G residential customers, including OBR, for weatherization and equipment replacement. |
| Residential Programs | Behavioral | Provides electric and gas customers with information about their energy use, peer usage data, and suggested actionable steps to produce energy savings through behavioral changes and engagement with other energy efficiency programs. |
| Residential Programs | Income Qualified | Similar offering to Whole Home program with 100% incentive coverage for assessment and efficiency upgrades for income-qualified residential customers; also includes enhanced financial support for pre-weatherization barrier mitigation and health and safety measures. |
| Commercial & Industrial | Energy Solutions | Whole-building engineered savings including expanded outreach, technical assistance, and financial incentives supporting whole-building EE upgrades through a streamlined suite of energy solutions. Also includes incentives for retro-commissioning and strategic energy management, in addition to OBR. |
| Commercial & Industrial | Prescriptive & Custom | Rebates and OBR for measures such as HVAC, lighting, motors & drives, refrigeration, water heaters, air compressors, food service equipment, and custom measures. |
| Commercial & Industrial | Direct Install | Provides free audit and easy-to-complete process with enhanced incentive coverage and OBR available for relatively simple EE projects for smaller C&I customers. |
| Multifamily & Other | Multifamily | Targeted program directed at the specific challenges of this hard-to-reach customer segment. Offers a standalone program that leverages measures from both Residential and C&I programs with multi-family specific incentive levels and marketing, including OBR. |
| Multifamily & Other – New Programs | Building Decarbonization | Includes several approaches that incentivize switching from fossil fuel to electric measures in buildings. OBR will be available for pathways where the incentives do not cover the full cost of the project. Includes a study for a networked geoexchange project. |
| Multifamily & Other – New Programs | Demand Response | Several different demand response approaches for residential and commercial electric customers to reduce usage during times of high demand; OBR may be available for pathways where there are costs to customers. |

30

PSEG Investor Update November 2024 Effective Cost Control to Mitigate Inflation Impacts and Preserve Customer Affordability Keeps O&M CAGR under 2.5% PSE&G O&M Expense (1) [Graphic Appears Here] (1) Excludes certain regulatory balance account items. 32

PSEG Investor Update November 2024 PSE&G Dual Jurisdiction Regulation Provides for a Mixture of Investment and Cost Recovery Mechanisms Transmission Federal Regulatory Entity: Federal Energy Regulatory Commission (FERC) Annual Formula Rate filing provides for contemporaneous recovery with forward-looking test year Current Transmission ROE: 10.4% inclusive of 50 basis point RTO adder - Equity Ratio: ~55% - YE 2023 Transmission Rate Base: ~$12B (~43%) Timely recovery of investment programs: - Contemporaneous recovery of EE and Solar programs - Clause investment recovered via periodic filings for historic spending on Infrastructure Investment Programs (GSMP, Energy Strong, IAP) - Rate case recovery: Base spending, stipulated base Current Distribution ROE: 9.6% for all programs - Equity Ratio: 55% - YE 2023 Distribution Rate Base: ~$17B (~57%) Cost control and other factors mitigate other rate increases - O&M control limits customer bill impact from last rate case and keeps costs below peers - Weighted average cost of debt is flat compared to 2018 due to favorable refinancing and long-dated maturities - New pension and storm deferral mechanisms to be implemented going forward following recent distribution base rate case settlement Regulatory Filings Update - BPU approved settlement that concluded PSE&G’s first electric and gas distribution base rate filing in six years effective October 15, 2024 - BPU approved ~$3 billion CEF-EE II settlement, covering commitments from January 2025 to June 2027 to be spent over a six-year period - BPU approved a 6-month extension of existing EE program investment of ~$300M effective July 2024 - BPU approved the recovery of COVID-related deferrals over a five-year period effective June 2025 Distribution and Clean Energy State Regulatory Entity: NJ Board of Public Utilities

PSEG Investor Update November 2024 PSE&G Distribution Base Rate Case Concludes with Balanced Settlement First distribution base rate case since 2018 keeps customer bill affordability intact (regional and share of wallet) Typical Residential Electric and Gas customer bill increase is ~7%*, represents just over 1% per year since 2018 Other rate changes approved by BPU effective 10/1 (primarily PSE&G’s lower BGSS rate) reduce the base rate increase to 5% for typical residential combined customers Customers benefit from flowback of the Tax Adjustment Credit, which lowered the increase by $206M BPU approved settlement _ fair recovery of and on prudent investment, recognition of higher costs Overall net annual revenue increase is $505M (Electric $341M; Gas $164M) or ~5%* of revenues, with new rates effective October 15 Distribution Return on Equity remains at 9.6% (unchanged) Common Equity set at 55% of regulated capital structure (increased from 54%) Distribution Rate Base as of June 2024 set at $9.3B Electric and $8.5B Gas Pension & OPEB deferral mechanism established associated with the recovery of annual pension and OPEB expenses Deferral mechanism for non-major storm costs established; Recovery of ~$110M of previously deferred major storm costs included in new rates Next distribution base rate case filing required no later than October 2029 * Revenue increases are compared to current rates; assumes all customers receive default (BGS/BGSS) supply which are pass-through costs. Note: In December 2023, PSE&G filed for a $826M base rate increase (Electric $462M; Gas $364M), based on a 10.4% ROE and 55.5% Common Equity, primarily seeking recovery of $3.3B of recent capital investment. 34

PSEG Investor Update November 2024 Key Takeaways: Best-in-Class Operations with Important System Investment Needs Driving a Predictable Earnings Growth Platform Operational Excellence: Delivering top-tier safety, Disciplined Investment: Programs driven by reliability and customer service, while maintaining infrastructure modernization and decarbonization customer bill affordability • $18B-$21B regulated capital investment program drives rate base growth of 6%-7.5% over the 2024-2028 period Financial Strength: Strong track record of • 2023 year-end rate base grew by ~10% over 2022 growth continues • Investments aligned with NJ climate policies, with upside to • Distribution base rate case in 2024 driven by capital recovery, address Governor Murphy’s February 2023 Executive Orders while continuing to keep customer bills affordable • Gas business capital investments driven by replacement of • Conservation Incentive Program decouples revenues, enabling aged pipe prone to leaks broad EE adoption • Technology investments will improve the customer experience • Cost control supports customer affordability with the lowest gas and reliability while continuing to control O&M bills and average electric bills vs regional peers • Investment recovery mechanisms help minimize regulatory lag 35

PSEG Investor Update November 2024 [Graphic Appears Here] PSEG Power & Other

PSEG Investor Update November 2024 [Graphic Appears Here] PSEG Power & Other A more stable, predictable business that generates significant free cash flow to support PSEG_s investment program [Graphic Appears Here] PSEG Nuclear Operates Salem 1 & 2 and Hope Creek 50% owner of Peach Bottom 2 & 3 Total 3,761 MW Opportunities for growth PSEG Gas Supply Operations Power & Serves Basic Gas Supply Service (BGSS) contract with PSE&G, providing low-cost Other gas and multiple value streams Other [Graphic Appears Here] PSEG Long Island contracts, competitively bid regulated transmission investments, GSOE lease area, potential hydrogen investments, and Parent 37

PSEG Investor Update November 2024 PSEG Generation Output and Carbon Intensity [Graphic Appears Here]

PSEG Decision to Retain Nuclear Units Influenced by Strategic, Financial and Operational Drivers Key Strategic Drivers: Unique asset class of existing, low-cost, carbon-free, 24x7 base load generation, providing reliable energy integral to meeting New Jersey’s clean energy targets Significant free cash flow supports PSEG as it allocates capital for PSE&G’s growth Three-unit nuclear site on Artificial Island (Hope Creek, Salem 1 and 2) Early Site Permit at Hope Creek Key Financial Drivers: Predictable earnings from PTC through 2032 provides escalating support for energy prices Prices above PTC threshold will provide upside opportunity High value growth opportunities with low capital requirements, including thermal uprates, license extensions, hydrogen pilots, and potential data center power sales Growth opportunities at nuclear would be incremental to PSEG’s stated 5% to 7% long-term Non-GAAP Operating Earnings CAGR and further increase the predictability of the business Key Operational Drivers: Demonstrated operational excellence and equipment reliability, providing improved predictability Safety is always our highest priority 38

PSEG Investor Update November 2024 PSEG Nuclear _ Key Fleet Data Fleet Average Capacity Factor of 91.4% for First Nine Months of 2024 • 57% PSEG ownership • 656 MW owned capacity • 50% PSEG ownership • Current license expires 2036 • 637.5 MW owned capacity • 18-month operating cycle • Current license expires 2053* • Next refueling scheduled Spring 2025 • 24-month operating cycle • Next refueling scheduled Fall 2026 [Graphic Appears Here] • 100% PSEG ownership • 57% PSEG ownership • 50% PSEG ownership • 1,174 MW owned capacity • 656 MW owned capacity • 637.5 MW owned capacity • Current license expires 2046 • Current license expires 2040 • Current license expires 2054* • 18-month operating cycle • 18-month operating cycle • 24-month operating cycle • Next refueling scheduled Fall 2025 • Next refueling scheduled Spring 2026 • Next refueling scheduled Fall 2025 * Both Peach Bottom units have received subsequent license renewals for an additional 20 years from the NRC. However, the NRC is revisiting the environmental review and the license expiration dates were reverted back to 2033 and 2034 pending this review. 40

PSEG Investor Update November 2024 Nuclear is Critical to the Energy Transition Nuclear is a unique asset class providing reliable 24x7, carbon-free energy and price stabilization PSEG Nuclear provides ~40% of New Jersey’s energy and ~85% of NJ Electric Generation NJ’s clean energy by Fuel Source 2023* • NJ’s energy goals can only be met through preserving our nuclear Other assets through an extended license life Renewables 1% 8% [Graphic Appears Here] ~4,500 in-state direct and secondary jobs ~1,600 full-time employees — 70% of employees live in South Jersey ~1,000 additional contractors twice a year to support refueling outages and maintenance * Source: Form EIA-923 (Electricity Data Browser as of April 11, 2024). 41

PSEG Investor Update November 2024 Simplified Drawing of Secondary Side of Plant PSEG Nuclear has Compelling Growth Opportunities: Salem Capacity Uprate ~125 MW PSEG-share (9%-10%) thermal increase targeted Lowers $/MWh generating cost (same O&M, more MWh) Targeting in service in 2027-2029 Compelling value: Incremental PTC benefit — Expected to qualify for the incremental clean energy production credit, providing 10 years of $27/MWh* incremental value to market [Graphic Appears Here] *Amounts reflect 2023 dollars, subject to IRS inflation adjustment factor. 42

PSEG Investor Update November 2024 Additional PSEG Nuclear Growth Opportunities Transition from 18-month to 24-month Refueling Cycles An extended fuel cycle eliminates refueling outages over the life of the plant, reducing O&M by eliminating one refueling outage every 6 years (~$50M O&M) and increasing generation ~25 days every six years (~$30M) to end of extended life (avoids 6 refueling outages)* Hope Creek: Authorized funding required to transition fuel cycle starting with Fall 2025 outage Salem: Monitoring NRC approval of new fuel type that would enable transitioning to 24-month cycles License Extensions _ Salem and Hope Creek Notified NRC of intention to seek 20-year license renewals for Salem Unit 1 (to 2056), Salem Unit 2 (to 2060), and Hope Creek (to 2066) ~$120M total PSEG-share investment (includes ~$40M capex for equipment replacement), ~$40M–$50M through 2028 Scoping study underway, Salem 1 & 2 license extension request submittal 2026, NRC approval anticipated 2028, Hope Creek to follow sequentially Early Site Permit at Hope Creek *Amounts reflect 2023 dollars. 43

PSEG Investor Update November 2024 Hydrogen Opportunities Federal Government Created Programs to Incentivize the Development of a Hydrogen Economy to Drive Decarbonization Efforts Toward Some of the Hardest Sectors to Abate Infrastructure Investment and Jobs Act, 2021 — Up to $7 billion was awarded in October 2023 by the DOE to seven hydrogen hubs across the country, including the MACH2 Hub of which PSEG is a participant Inflation Reduction Act, 2022 — Creation of hydrogen PTC and ITC, dependent upon carbon intensity of hydrogen production process PSEG is Actively Evaluating Hydrogen-Related Opportunities Evaluating multiple roles Owner and operator of hydrogen production facilities powered by carbon-free, nuclear power Seller of RECs and/or nuclear power to third party hydrogen producers Delivery of hydrogen blended into selected segments of PSE&G’s gas distribution system 44

PSEG Investor Update November 2024 PSEG Power & Other _ Other Businesses Gas Supply Operations _ the Next Largest Component of PSEG Power & Other Broad portfolio of pipeline and storage contracts providing access to low-cost gas and optionality Serves Basic Gas Supply Service to PSE&G customers Multiple value streams from gas commodity and pipeline capacity sales to third parties and margins on gas sales to certain customer classes Lowest-cost gas supplier in New Jersey with 75% of off-system sales margins credited to customers Other Components [Graphic Appears Here] PSEG Long Island _ Two Categories of Services Operating Services Agreement to manage T&D utility Fuel & Energy Management Contracts [Graphic Appears Here] [Graphic Appears Here] Competitively Bid, FERC Regulated Transmission Projects In December 2023, PJM awarded PSEG an ~$424 million project as part of its 2022 Window 3 competitive solicitation In April 2024, PSE&G submitted bids to the BPU for its Pre-Build Infrastructure (PBI) project to support offshore wind Second State Agreement Approach (SAA) postponed beyond July 2024 PSEG bid into PJM’s Regional Transmission Expansion Plan Window 1 solicitation in September 2024 GSOE Lease Area Evaluating options to monetize our acreage 45

PSEG Investor Update November 2024

# PSEG Power & Other

| Nuclear PTC Inflation Adjustment Illustration* | | | |
|---|---|---|---|
| Year | PTC +2% | PTC +3% | PTC +4% |
| 2025 | $44.75 | $44.75 | $44.75 |
| 2026 | $44.75 | $45.75 | $45.75 |
| 2027 | $45.75 | $48.88 | $49.88 |
| 2028 | $45.75 | $49.88 | $50.88 |

| PJM Capacity Auction Results | | |
|---|---|---|
| Delivery Period | PSEG's Average Prices | PSEG's Cleared Capacity |
| 6/24 – 5/25 | $61/MW-Day | 3,700 MW* |
| 6/25 – 5/26 | $270/MW-Day | 3,500 MW** |

| Illustrative Gross Margin Change Above PTC | | | |
|---|---|---|---|
| Output | $10/MWh | $25/MWh | $50/MWh |
| 10 TWh | $100M | $250M | $500M |
| 20 TWh | $200M | $500M | $1,000M |
| 30 TWh | $300M | $750M | $1,500M |

## Other Financial Considerations

- Total nuclear generation for 2024 is forecasted to be ~30-32 TWh
- Nuclear fuel commitments cover ~100% of estimated uranium, enrichment and fabrication requirements through 2027 and a significant portion through 2028
- Realized energy price most historically aligned with the PECO hub
- PSEG's 100%-owned HC unit to transition from 18-month to 24-month fuel cycles starting in 2025
- Capacity uprate potential at Salem of ~200MW total (125MW PSEG share)
- Intention to file for extension of operating licenses for Salem units 1&2 and Hope Creek by 20 years to 2056, 2060 and 2066, respectively
- Optionality around data center co-location and PPAs at premium pricing to PTC
  - Redundancy of three-unit site
  - Latency close to population/fiber
  - Early Site Permit options for technology-neutral nuclear capacity build

Note: Generation indicates period net generation; *Average Prices and Cleared Capacity reflect base and incremental auctions.
**PJM's new conversion of ICAP (installed capacity) to UCAP (unforced capacity, which is what is bid), has resulted in less UCAP per MW of ICAP. PSEG Nuclear sold the full U$250CAP value of the units.
+ Annual inflation adjustment is consistent with GDP price deflators (past published guidance for renewable energy credits), which is an annual value seasonally adjusted and published each quarter.

45

PSEG Investor Update November 2024 Key Takeaways: Increasing Predictability “ Operational Excellence: Solid nuclear operations with exemplary ratings on all units, gas supply operations benefiting PSE&G customers, and PSEG Long Island “ Financial Strength:—Nuclear long-term price stability through PTC threshold into the next decade—Nuclear operations generate significant free cash flow to support PSEG_s growth objectives—Other businesses, while smaller components, provide stable value “ Disciplined Investment:—The PTC is a game-changer, providing LT price stability, driving our strategic decision to retain our nuclear assets—Enables investment opportunities in power uprates, fuel cycle optimization, license extensions and hydrogen Transformed business with the sale of fossil generating assets and exit from offshore wind generation, and decision to retain PSEG_s nuclear assets following IRA 47

PSEG Investor Update November 2024 [Graphic Appears Here] Financial Review & Outlook

PSEG Investor Update November 2024 PSEG Narrowed Full Year 2024 Outlook $3.64—$3.68 $3.48 $ / Share 2023 Non-GAAP 2024E Non-GAAP Operating Earnings Operating Earnings Guidance PSEG raised the midpoint and narrowed full year 2024 non-GAAP Operating Earnings guidance to $3.64—$3.68 per share (from $3.60—$3.70 per share prior) New PSE&G distribution base rates effective October 15, 2024 PSEG Power & Other benefitting from the nuclear PTC, which took effect January 1, 2024 Maintained PSEG’s long-term non-GAAP earnings growth rate of 5%-7% through 2028 Executing on $18B—$21B regulated capital investment program over 2024-2028 Solid balance sheet supports execution of 5-year capex plan with no new equity or asset sales needed to fund the plan 49

PSEG Investor Update November 2024 PSEG_s Long-term Growth Outlook Driven by PSE&G_s Regulated Earnings Non-GAAP Operating Earnings Outlook [Graphic Appears Here] Continuing Path of Increasing Predictability ~90% of PSEG’s non-GAAP Operating Earnings over the 2024-2028 period are from PSE&G Distribution rate case complete; deferral mechanisms for pension and storms >90% of capital program allocated to regulated activities Execution of robust capital plan Growth CAGR reflects Nuclear at PTC threshold, adjusting with inflation beginning 2025 Continued cost control 2024E 2028E The low end of PSE&G’s $18B -$21B regulated capital spending range includes extensions of GSMP and CEF-EE. The upper end of the range includes incremental PSE&G investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar. 50

PSEG Investor Update November 2024 No New Equity Needs through 2028 to Fund Business Plan Capital Needs PSEG Consolidated 2024E _ 2028E PSEG Sources and Uses of Cash PSE&G Funding PSE&G Growth [Graphic Appears Here] • Internally generated PSE&G cash flow PSE&G Dividend to • Incremental PSE&G debt Parent • PSEG Power & Other enables PSE&G to Incremental PSE&G Debt retain equity to maintain capital structure [Graphic Appears Here] 51

PSEG Investor Update November 2024 Our Business Profile Supports Solid BBB Credit Ratings as Capital is Deployed for PSE&G Growth PSEG Projected Average FFO/Debt (1) Debt Capacity (2024E-2028E) 20% $3.0 [Graphic Appears Here] 10% $0.0 Targeting Solid ‘BBB’ credit ~$3.5B of investment capacity if ratings for PSEG Senior debt capacity funds regulated Unsecured Debt growth at target capital structure (1) FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation. 52

PSEG Investor Update November 2024 PSEG_s 2024 Indicative Annual Dividend Increase of $0.12 Per Share Supported by Predictable Earnings [Graphic Appears Here] [Graphic Appears Here]

PSEG Investor Update November 2024 Meeting Takeaways: A Strong Business Mix and Platform for Predictable Growth 5%-7% long-term earnings growth rate for 2024-2028 driven by PSE&G rate base growth and PTC threshold for Nuclear Best-in-class, customer-centric regulated Utility with robust 5-year capex of $18B–$21B Settled major regulatory filings in 2024, including PSE&G’s base distribution rate case, CEF-EE II filing, CEF-EE I extension and the recovery of COVID-related deferrals Focused on infrastructure modernization and decarbonization of NJ economy Investment opportunities aligned with New Jersey and federalenergy transition policies Customer affordability with favorable “share of wallet” for combined residential bills Constructive NJ regulatory environment Exited offshore wind generation Nuclear fleet with PTC stabilized, predictable cash flows and multiple growth paths with modest investment Predictability – Long-term growth outlook through 2028 based on PTC threshold, with upside for potential market price increases Opportunities – Increase capacity via uprates, extend fuel cycles, seek license extensions, optionality around potential data center power sales and potential hydrogen opportunities Effective cost control to mitigate macro-inflationary concerns, reduce volatility and maintain customer affordability 2024 indicative annual common dividend* of $2.40 per share represents a $0.12 per share increase over 2023 Sustainability recognized in top-tier ESG scores for climate leadership and commitment to ethical business practices Strong management track record of delivering on commitments, including meeting earnings guidance 19 years in a row * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Investor Update November 2024 [Graphic Appears Here] Appendix

PSEG Investor Update November 2024 Financial Results and Outlook Disclosure Schedule Financial Metrics Date Comment Q4 and full year 2024 financial results February 2025 PSEG raised the midpoint and narrowed full year 2024 non-GAAP Operating Earnings guidance to $3.64 - $3.68 per share with new distribution rates effective 10/15/2024 2025 non-GAAP Operating Earnings guidance February 2025 Roll forward of 5-year capital plan, long-term capital plan, rate base and non-GAAP Operating Earnings CAGRs for 2025-2029 February 2025

PSEG Investor Update November 2024 PSEG Sustainability and ESG Summary PSEG Leadership “ PSE&G_s Clean Energy Future programs have invested ~$2B through year end 2023 to decarbonize the NJ economy via Energy Efficiency, EV infrastructure, and AMI “ PSEG continues to maintain its three-prong climate vision, including producing carbon-free energy, reducing GHG emissions from operations and enabling the low-carbon transition to support economy-wide decarbonization “ PSEG_s entire generating fleet is a Top 10 U.S. $0.40 -$0.45 producer of carbon-free energy PSE&G has invested ~$1B in regulated solar initiatives PSE&G has issued $1.4 billion of Green Bonds and PSEG sub-limit of master credit facility includes sustainability-linked pricing mechanism Policies & Goals PSEG is a vocal advocate for the preservation of our existing carbon-free nuclear generating fleet Committed to rigorous oversight of political contributions and transparency in disclosure PSEG oversight of sustainability and climate initiatives by Board of Directors’ Governance, Nominating and Sustainability Committee Human Rights Policy LGBTQ+ Inclusion Pledge PSEG’s business strategy is aligned with many of the United Nations’ Sustainable Development Goals Link to PSEG_s 2023 Sustainability Report * * The 2023 Sustainability Report should not be deemed incorporated into or part of these slides. Recognition & Memberships MSCI rates PSEG at AAA, its highest corporate ESG rating PSEG named to the Dow Jones Sustainability North America Index for 16 years in a row PSE&G awarded 2024 ENERGY STAR® Partner of the Year for Sustained Excellence PSEG named to Newsweek—America’s Greatest Workplaces for Diversity 2024 PSEG named Member of S&P Global’s 2024 Sustainability Yearbook PSE&G received the PA Consulting ReliabilityOne® Award for Outstanding Metropolitan Service Area Reliability Performance in the Mid-Atlantic Region for 22nd consecutive year and the 2023 ReliabilityOne® Outstanding Customer Engagement Award PSEG named to 2024 CPA-Zicklin Index “Trendsetters” with a score of 92.9 out of a possible 100 for Corporate Political Disclosure practices and Accountability 57

PSEG Investor Update November 2024 PSE&G Recognized for Excellence PSE&G has been honored on numerous fronts for best-in-class operations #1 in Customer Satisfaction with Residential and Business Electric Service in the East among Large Utilities by J.D. Power in 2023* 2023 PA Consulting ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 22nd consecutive year 2023 ReliabilityOne® Outstanding Customer Engagement Award Escalent’s 2023 Cogent Most Trusted Utility Brands – Residential [Graphic Appears Here] * PSE&G received the highest score in the East Large segment of the J.D. Power 2023 U.S. Electric Utility Residential and Business Customer Satisfaction Study of electric utility satisfaction among residential and business customers. Visit jdpower.com¥awards for more details. 58

PSEG Investor Update November 2024 PSEG Provides Compelling Careers for Our Employees PSEG ~12,500 Employees Strong union partnerships with our six unions and the ~7,700 employees they represent: In May 2023, PSEG reached new four-year labor agreements with all unions representing employees in New Jersey In November 2023, PSEG Long Island reached a new four-year labor agreement DEI – ~29% are racially/ethnically diverse, ~18% are women* Representation of racially/ethnically diverse employees has increased 2.8% since 2019; exceeds industry benchmark by 2.5% Representation of racially/ethnically diverse employees in management has increased 4.9% since 2019 Representation of women employees has increased 0.4% since 2019 Representation of women in management has increased 2.9% since 2019 Hired more than 3,000 employees in 2022 and 2023 Numerous DEI recognitions * As of October 31, 2023. 2022-2023 DEI Recognitions America’s Best Employers for Diversity America’s Best Large Employers America’s Best Employers for Women America’s Best Employer by State America’s Most Just Companies Bloomberg Gender-Equality Index Bronze Military Friendly Employers 2023 Campus Forward Award Corporate Equality Index 2023 Best Places to Work for People with Disabilities Leading Disability Employer Link to 2022-2023 DEI Report 59

PSEG Investor Update November 2024 PSEG has Demonstrated Success in Controlling O&M, Keeping CAGR ~(1%) PSEG O&M Expense (1) [Graphic Appears Here]

PSEG Investor Update November 2024 PSEG Maintains a Solid Financial Position [Graphic Appears Here] [Graphic Appears Here] PSEG had approximately $3.4B of total available liquidity, including $203M of cash and cash equivalents, at September 30, 2024 As of September 30, 2024, PSEG had minimal variable rate debt PSEG Power had net cash collateral postings of $116M at September 30, 2024 [Graphic Appears Here] All data is as of 9/30/2024 unless otherwise noted. (1) PSEG Power long-term debt is at a variable rate. As of 9/30/2024, PSEG had entered into floating-to-fixed interest rate swaps totaling $1.25B to reduce the volatility in interest expense for our variable rate debt on our $1.25B term loan due March 2025 at PSEG Power. Note: Total long-term debt outstanding amounts may not add to PSEG Consolidated total long-term debt outstanding due to rounding. Amounts on slide are rounded up to two decimal places. 61

PSEG Investor Update November 2024 PSEG EPS Reconciliation _ YTD 2024 versus YTD 2023 $4.50 $4.03 $4.00 ~ ~ $2.94 ($0.13) $2.97 $3.00 $0.03 $2.84 Renewables & Gross Margin and Energy Efficiency 0.03 PTC** 0.26 $2.50 $ / share Distribution Margin 0.15 O&M (0.11) Distribution O&M (0.14) Depreciation & Interest (0.07) $2.00 Distribution Depreciation & Interest (0.11) Taxes & Other (0.05) Distribution Non-Operating $1.50 Pension/OPEB (0.03) Distribution Taxes & Other (0.03) $1.00 $0.50 $0.00 YTD 2023 YTD 2023 PSE&G PSEG Power & Other YTD 2024 YTD 2024 Net Income Operating Earnings Operating Earnings Net Income (non-GAAP)* (non-GAAP)* * See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. ** In 2024, PSEG recorded the benefit of the estimated PTCs within Income Tax Expense in its Consolidated Statements of Operations in accordance with Accounting Standards Codification Topic 740, Income Taxes. 62 Note: Results may not add due to rounding.

PSEG Investor Update November 2024 Glossary of Terms A&G Administrative & General AFUDC Allowance for Funds Used During Construction AMI Automated Metering Infrastructure ARO Asset Retirement Obligation BGS Basic Generation Service BGSS Basic Gas Supply Service BPU New Jersey Board of Public Utilities BWR Boiling Water Reactor CAGR Compound Annual Growth Rate C&I Commercial and Industrial CEF Clean Energy Future CI/US Cast Iron and Unprotected Steel Main CWIP Construction Work in Progress DC Direct Current DEI Diversity Equity & Inclusion DER Distributed Energy Resource DOE Department of Energy E Estimate EC Energy Cloud EE Energy Efficiency EIA Energy Information Administration EMP Energy Master Plan EPA Environmental Protection Agency ESG Environmental, Social and Governance EV Electric Vehicle FCF Free Cash Flow FERC Federal Energy Regulatory Commission FFO Funds From Operations GAAP Generally Accepted Accounting Principles GC General Counsel GHG Greenhouse Gas GSMP Gas System Modernization Program GSOE Garden State Offshore Energy HC Hope Creek IAP Infrastructure Advancement Program IRA Inflation Reduction Act ITC Investment Tax Credit LDC Local Distribution Company LIHEAP Low Income Home Energy Assistance Program LT Long-Term MSCI Morgan Stanley Capital International MTNs Medium-Term Notes NRC Nuclear Regulatory Commission O&M Operations and Maintenance OPEB Other Post-Employment Benefits OSHA Occupational Safety and Health Administration OSW Offshore Wind P/E Price to Earnings Ratio PB Peach Bottom PECO PECO Energy Company PHMSA Pipeline and Hazardous Materials Safety Administration PJM Pennsylvania Jersey Maryland PPA Power Purchase Agreement PTC Production Tax Credit PWR Pressurized Water Reactor REC Renewable Energy Credit RNG Renewable Natural Gas ROE Return on Equity RTO Regional Transmission Organization S Salem SAIDI System Average Interruption Duration Index T&D Transmission and Distribution USF Universal Service Fund YE Year-End PSEG Investor Relations 80 Park Plaza Newark NJ 07102 PSEG-IR-GeneralInquiry@pseg.com Link to PSEG Investor Relations Website Link to PSEG ESG Webpages 63

PSEG Investor Update November 2024

# Reconciliation of Non-GAAP Operating Earnings

### Public Service Enterprise Group Incorporated – Consolidated Operating Earnings (non-GAAP) Reconciliation

| Reconciling Items | Three Months Ended September 30, 2024 | Three Months Ended September 30, 2023 | Nine Months Ended September 30, 2024 | Nine Months Ended September 30, 2023 | Year Ended December 31, 2023 |
|---|---|---|---|---|---|
| | ($ millions, Unaudited) | | | | |
| **Net Income** | $ 520 | $ 139 | $ 1,486 | $ 2,017 | $ 2,563 |
| (Gain) Loss on Nuclear Decommissioning Trust (NDT) | | | | | |
| Fund Related Activity, pre-tax | (91) | 42 | (199) | (58) | (184) |
| (Gain) Loss on Mark-to-Market (MTM), pre-tax[a] | (23) | 25 | 76 | (1,043) | (1,334) |
| Pension Settlement Charges, pre-tax | - | 332 | - | 332 | 338 |
| Lease Related Activity, pre-tax | - | - | (4) | - | 7 |
| Exit Incentive Program (EIP), pre-tax | - | 5 | - | 25 | 29 |
| Income Taxes related to Operating Earnings (non-GAAP) reconciling items[b] | 42 | (118) | 59 | 198 | 323 |
| **Operating Earnings (non-GAAP)** | $ 448 | $ 425 | $ 1,418 | $ 1,471 | $ 1,742 |
| **PSEG Fully Diluted Average Shares Outstanding (in millions)** | 500 | 500 | 500 | 500 | 500 |
| | ($ Per Share Impact - Diluted, Unaudited) | | | | |
| **Net Income** | $ 1.04 | $ 0.27 | $ 2.97 | $ 4.03 | $ 5.13 |
| (Gain) Loss on NDT Fund Related Activity, pre-tax | (0.17) | 0.09 | (0.39) | (0.11) | (0.37) |
| (Gain) Loss on MTM, pre-tax[a] | (0.05) | 0.05 | 0.15 | (2.09) | (2.67) |
| Pension Settlement Charges, pre-tax | - | 0.66 | - | 0.66 | 0.68 |
| Lease Related Activity, pre-tax | - | - | (0.01) | - | 0.01 |
| EIP, pre-tax | - | 0.01 | - | 0.05 | 0.06 |
| Income Taxes related to Operating Earnings (non-GAAP) reconciling items[b] | 0.08 | (0.23) | 0.12 | 0.40 | 0.64 |
| **Operating Earnings (non-GAAP)** | $ 0.90 | $ 0.85 | $ 2.84 | $ 2.94 | $ 3.48 |

(a) Includes the financial impact from positions with forward delivery months.

(b) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income.

A

PSEG Investor Update November 2024

# Reconciliation of Non-GAAP Operating Earnings

## Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation

| Reconciling Items | Year Ended December 31, | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 2023 | 2022 | 2021 | 2020 | 2019 | 2018 | 2017 | 2016 | 2015 |
| | ($ millions, Unaudited) | | | | | | | | |
| **Net Income (Loss)** | $2,563 | $1,031 | ($648) | $1,905 | $1,693 | $1,438 | $1,574 | $887 | $1,679 |
| (Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (a) | (184) | 270 | (178) | (231) | (255) | 144 | (133) | (5) | (24) |
| (Gain) Loss on Mark-to-Market (MTM), pre-tax (b) | (1,334) | 635 | 620 | 81 | (285) | 117 | 167 | 168 | (157) |
| Storm O&M, net of insurance recoveries, pre-tax | - | - | - | - | - | - | - | - | (172) |
| Pension Settlement Charges, pre-tax | 338 | - | - | - | - | - | - | - | - |
| Plant Retirements, Dispositions and Impairments, pre-tax (c) | - | 31 | 2,940 | (122) | 402 | (51) | 975 | 669 | - |
| Oil Lower of Cost or Market adjustment, pre-tax | - | - | - | 2 | - | - | - | - | - |
| Goodwill Impairment, pre-tax | - | - | - | - | 16 | - | - | - | - |
| Lease Related Activity, pre-tax | 7 | 78 | 10 | - | 58 | 8 | 77 | 147 | - |
| Exit Incentive Program (EIP), pre-tax | 29 | - | - | - | - | - | - | - | - |
| Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform (d) | 323 | (306) | (891) | 106 | 37 | (74) | (427) | (391) | 150 |
| Tax Reform | - | - | - | - | - | - | (745) | - | - |
| **Operating Earnings (non-GAAP)** | $1,742 | $1,739 | $1,853 | $1,741 | $1,666 | $1,582 | $1,488 | $1,475 | $1,476 |
| **PSEG Fully Diluted Average Shares Outstanding (in millions) (e)** | 500 | 501 | 504 | 507 | 507 | 507 | 507 | 508 | 508 |
| | ($ Per Share Impact – Diluted, Unaudited) | | | | | | | | |
| **Net Income (Loss)** | $5.13 | $2.06 | ($1.29) | $3.76 | $3.33 | $2.83 | $3.10 | $1.75 | $3.30 |
| (Gain) Loss on NDT Fund Related Activity, pre-tax (a) | (0.37) | 0.54 | (0.35) | (0.46) | (0.50) | 0.28 | (0.26) | (0.01) | (0.05) |
| (Gain) Loss on MTM, pre-tax (b) | (2.67) | 1.27 | 1.23 | 0.16 | (0.56) | 0.23 | 0.33 | 0.33 | (0.31) |
| Storm O&M, net of insurance recoveries, pre-tax | - | - | - | - | - | - | - | - | (0.34) |
| Pension Settlement Charges, pre-tax | 0.68 | - | - | - | - | - | - | - | - |
| Plant Retirements, Dispositions and Impairments, pre-tax (c) | - | 0.06 | 5.83 | (0.24) | 0.79 | (0.10) | 1.92 | 1.32 | - |
| Goodwill Impairment, pre-tax | - | - | - | - | 0.03 | - | - | - | - |
| Lease Related Activity, pre-tax | 0.01 | 0.15 | 0.02 | - | 0.11 | 0.02 | 0.15 | 0.29 | - |
| EIP, pre-tax | 0.06 | - | - | - | - | - | - | - | - |
| Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform (d) | 0.64 | (0.61) | (1.77) | 0.21 | 0.08 | (0.14) | (0.84) | (0.78) | 0.31 |
| Tax Reform | - | - | - | - | - | - | (1.47) | - | - |
| Share Differential (e) | - | - | (0.02) | - | - | - | - | - | - |
| **Operating Earnings (non-GAAP)** | $3.48 | $3.47 | $3.65 | $3.43 | $3.28 | $3.12 | $2.93 | $2.90 | $2.91 |

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

(b) Includes the financial impact from positions with forward delivery months.

(c) 2022 includes the results for fossil generation sold in February 2022. 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs.

(d) Income tax effect calculated at 28.11% statutory rate for 2018 through 2023 and 40.85% statutory rate for prior years, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021 and lease related activity.

(e) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, "Share Differential," has been added to the 2021 results to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

B